                                 Exhibit 99-B.9
                         Opinion and Consent of Counsel


[ING LOGO]

AMERICAS

US Legal Services

J. Neil McMurdie
Counsel
(860) 273-1672
Fax:  (860) 273-3227
McMurdieJN@ING-AFS.com


May 11, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

RE:    AETNA LIFE INSURANCE AND ANNUITY COMPANY AND ITS VARIABLE ANNUITY
       ACCOUNT B
       POST-EFFECTIVE AMENDMENT NO. 47 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: AETNA MARATHON PLUS - VARIABLE ANNUITY
       FILE NOS. 33-34370* AND 811-2512

Ladies and Gentlemen:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No.
47. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

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* Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the following earlier Registration Statement:
     33-87932.




Hartford Site                            ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


/s/ J. Neil McMurdie

J. Neil McMurdie
Counsel